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                                                                     EXHIBIT 24c

                               POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the party whose signature appears below, hereby constitutes and appoints RICHARD K. ARRAS, MICHAEL P. DONAHOE and DONALD F. WISEMAN, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign (or to insert his name in the space provided for his signature in any electronic submission) a registration statement on Form S-8 (the "Registration Statement") and any or all amendments or supplements thereto for the purpose of registering limited partners' interests in Perkins Family Restaurants, L.P., represented by Depositary Units (the "Units"), with the Securities and Exchange Commission in connection with the Perkins Family Restaurants, L.P. Restricted Limited Partnership Unit Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to any amendments or supplements to the Registration Statement in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.



March 3, 1995                         By: /s/ Charles A. Ledsinger
                                          ------------------------
                                          Charles A. Ledsinger
                                          Director